EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Date:    January 31, 2008

Contacts:	Kevin T. Bottomley	L. Mark Panella
	President and CEO	Chief Financial Officer

Phone:	(978) 739-0263	(978) 739-0217
Email:	kevin.bottomley@danversbank.com	mark.panella@danversbank.com

Danvers Bancorp, Inc. Reports Results for the Year Ended December 31, 2007

DANVERS, MASSACHUSETTS (January 31, 2008): Danvers Bancorp, Inc. (the “Company”) (NASDAQ: DNBK), the holding company for Danversbank (the “Bank”), today reported net income of $1.1 million for the quarter ended December 31, 2007, which represents an increase of $283,000, or 32.7% from net income of $866,000 in the fourth quarter of 2006.  For 2007, the Company reported net income of $4.4 million, an increase of $117,000, or 2.8% compared to 2006.  The increase in net income in both periods is primarily a result of increases in both net interest and non-interest income.

On January 9, 2008 Danvers Bancorp, Inc. completed its conversion from a mutual holding company to a stock holding company through an offering of shares to the Company’s depositors.  The offering, which was oversubscribed, closed at the adjusted maximum of the offering range.  Danvers Bancorp, Inc. issued 17,192,500 shares of common stock to subscribers in the offering at an offering price of $10.00 per share.

Commenting on the Company’s mutual to stock conversion, Chairman, President and Chief Executive Officer Kevin T. Bottomley stated, “We are pleased with the reception afforded our subscription offering especially given the difficulties in the financial markets during the same time period.  As a result of the transaction, we have the requisite capital resources to continue the expansion of our franchise in the highly competitive Eastern Massachusetts market and to diversify the sources of our revenue.”

2007 Earnings Summary

The Company’s net interest income reflected an increase of $663,000, or 7.1%, during the fourth quarter of 2007 compared with the same period in 2006.  The Company’s net interest margin (“NIM”) was 3.09% for the quarter ended December 31, 2007, a 4 basis point increase when compared to the third quarter of 2007, and a 3 basis point increase when compared to the fourth quarter of 2006.  For 2007, net interest income increased by $614,000, or 1.7%, compared to 2006.  The Company’s NIM was 3.08% for the year ended December 31, 2007.  This represents a decrease of 2 basis points from the same period in 2006.

Non-interest income for the fourth quarter of 2007 totaled $1.8 million, an increase of  $543,000, or 42.6%, compared to the fourth quarter of 2006.  The majority of the increase resulted from higher levels of cash surrender value income from the Company’s bank-owned life insurance holdings and gains on the sale of securities.  In addition, service charges on deposit accounts increased by $90,000, or 15.4%.  The Company continues to expand the depth and breadth of its deposit account services and related fees, especially as it pertains to our commercial account services.  For the year ended December 31, 2007, non-interest income reflected an increase of $768,000, or 15.3% compared with the same time period in 2006 due to the same factors that contributed to the Company’s fourth quarter results as noted above.

“The stability in our net interest margin was a welcome development during 2007, though it remains narrow by historical standards,” Mr. Bottomley noted, “and equally welcome was the improvement, on a relative basis, in our non-interest income.”

Operating expenses increased by $881,000, or 9.5%, for the fourth quarter of 2007 as compared to the same period of 2006, and by $1.4 million, or 3.9% for the full year.  Expenses increased primarily in the salaries and benefit area which increased $995,000 or 18.5% in the fourth quarter and by $1.2 million, or 5.6% for the full year when compared to the respective 2006 periods.  The increased salary and benefits expense is primarily related to the opening of the Company’s Saugus branch during the second quarter and the addition of an asset-based lending group during the fourth quarter.  The annualized cost of the Saugus branch and scheduled relocation of several branches in 2008 will continue to increase the Company’s overall premises expense.  The Company’s efficiency ratio in 2007 increased slightly to 85.82% from 85.31% for 2006 primarily as a result of the increased personnel and occupancy expenses noted above.

Balance Sheet Summary

The Company’s total assets increased by $185.7 million, or 14.7%, from $1,262.6 million at December 31, 2006 to $1,448.3 million at December 31, 2007.  Net loans increased by $28.3 million, or 3.2% during 2007 and securities increased $133.6 million during the same time period.  Deposit balances increased by $44.9 million in 2007 as a result of expanded marketing efforts and new product initiatives.

Overall loan demand was lower than anticipated during 2007, but the Company did experience an increase in loan production during the fourth quarter.  For the year, a decrease in the Bank’s construction loan portfolio of $28.4 million was largely offset by increases in commercial and industrial (C&I) loans, commercial real estate loans and residential real estate loans of $35.6 million, $14.8 million and $8.5 million, respectively.  The Company continues to reduce its construction loan portfolio without replacement amidst concerns about the inventory of single-family residential properties and residential condominiums in our primary lending markets.

In light of the deterioration seen in many facets of the credit markets, the Company’s asset quality metrics remained strong at December 31, 2007, with non-performing assets as a percentage of total assets of 55 basis points, up from 31 basis points at September 30, 2007.  Non-performing assets totaled $7.9 million at December 31, 2007.  The Bank foreclosed on a construction loan associated with a residential subdivision in August of 2007.  At the time of the foreclosure, the amount of the loan was $3.6 million and a charge to the allowance of $1.4 million was recorded. This charge-off had been identified as a specific reserve prior to June 2007.  The other major component of the Company’s non-performing assets is a $2.6 million construction lending relationship involving multiple properties.  The allowance for loan losses increased by $225,000, or 2.5%, during the fourth quarter of 2007 but decreased by $1.3 million, or 12.6%, for the full year as compared to December 31, 2006 as a result of the $1.4 million charge.  The allowance for loan losses to total loans was 1.00% at December 31, 2007, compared to 1.18% at December 31, 2006.

“Until recently, our non-performing assets had been tracking at extremely low levels and at the lower end of our historic basis point range,” Bottomley said.  “During the fourth quarter of 2007, our non-performing assets increased to 55 basis points.  Most of the rise was construction-related due to softening in our primary markets.  Overall, our credit quality this quarter is a reflection of the current environment.  Our primary markets have been affected by a slow down in housing and construction and we continue to see a slow return of inventory to historical levels in the Boston and more specifically the Essex County region.  New construction lending activity in our area has slowed significantly.  Because we cannot predict the length of this current cycle, it is uncertain when we might return to our historical lows relative to non-performing assets.  Even with the recent rise in non-performers, our credit quality ratios remain at manageable levels and we have an experienced team in place to address these issues.”

Deposits increased by $44.9 million, or 4.7%, to $998.1million, due to new deposit balances, which resulted from the Company’s Rewards Checking (a retail checking product), Snap Deposit (our commercial remote deposit capture initiative) and indexed Money Market product introductions.  Stock subscriptions of $162.9 million represent funds being held pending closing of the Company’s recent stock offering.  Advances from the Federal Home Loan Bank of Boston (FHLBB) decreased by $22.9 million, or 13.6% at December 31, 2007 compared to December 31, 2006.  With the inflow of deposits, the Company’s funding and liquidity goals in 2007 were more than adequately accomplished and as such management chose to retire any FHLBB advances that were scheduled to mature or were called.

Company Profile

Danvers Bancorp, Inc. is the holding company for Danversbank, a Massachusetts-chartered savings bank headquartered in Danvers, Massachusetts.  Originally founded in 1850 as a Massachusetts-chartered mutual savings bank, we have grown to $1.4 billion in assets through acquisitions and internal growth, including de novo branching.  We conduct business from our main office located at One Conant Street, Danvers, Massachusetts, and our 14 branch offices located in Andover, Beverly, Boston, Chelsea, Danvers, Malden, Middleton, Peabody, Reading, Revere, Salem, Saugus, Wilmington, and Woburn, Massachusetts.  Our business consists primarily of making loans to our customers, including commercial and industrial loans, commercial real estate loans, owner-occupied residential mortgages and consumer loans, and investing in a variety of investment securities.  We fund these lending and investment activities with deposits from our customers; funds generated from operations and selected borrowings. We also provide non-deposit investment products and services, cash management, debit and credit card products and online banking services.  Additional information about the Company and its subsidiaries is available at www.danversbank.com.

Forward Looking Statements

Certain statements herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on the beliefs and expectations of management, as well as the assumptions made using information currently available to management.  Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions. As a result, actual results may differ from those contemplated by these statements.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe,” “expect,” “anticipate,” “estimate,’ and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.”  Certain factors that could cause actual results to differ materially from expected results include changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes and the risk factors described in the Company’s November 13, 2007 prospectus that adversely affect the business in which Danvers Bancorp is engaged and changes in the securities market.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and the associated conference call.  The Company disclaims any intent or obligation to update any forward-looking statements, whether in response to new information, future events or otherwise.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31,
	2007	2006
	(In thousands)
ASSETS
Cash and cash equivalents	$65,862	$45,120
Securities available for sale	406,715	273,083
Loans held for sale	—	751
Loans	908,497	881,526
Less allowance for loan losses	(9,096)	(10,412)
Loans, net	899,401	871,114
Federal Home Loan Bank stock, at cost	10,021	10,742
Premises and equipment, net	19,706	17,973
Bank-owned life insurance	23,665	22,694
Other real estate owned	3,513	—
Accrued interest receivable	6,862	6,627
Deferred tax asset, net	5,908	8,274
Other assets	6,650	6,219
	$1,448,303	$1,262,597

LIABILITIES AND RETAINED EARNINGS

Deposits:
Demand deposits	$124,040	$116,292
Savings and NOW accounts	171,353	155,998
Money market accounts	337,847	301,922
Term certificates over $100,000	228,793	248,172
Other term certificates	136,115	130,836
Total deposits	998,148	953,220
Stock subscriptions	162,859	—
Short-term borrowings	23,800	30,934
Long-term debt	145,042	167,899
Subordinated debt	29,965	29,965
Accrued expenses and other liabilities	14,993	15,500
Total liabilities	1,374,807	1,197,518
Retained earnings	71,213	66,859
Accumulated other comprehensive income (loss)	2,283	(1,780)
Total retained earnings	73,496	65,079
	$1,448,303	$1,262,597

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2007	2006	2007	2006
	(In thousands)
Interest and dividend income:
Interest and fees on loans	$16,128	$16,649	$63,946	$62,736
Interest on debt securities:
Taxable	4,502	2,715	14,532	9,344
Non-taxable	188	49	588	121
Dividends on equity securities	220	242	752	697
Interest on cash equivalents	129	159	506	828
Total interest and dividend income	21,167	19,814	80,324	73,726

Interest expense:
Interest on deposits:
Savings and NOW accounts	559	260	1,616	872
Money market accounts	3,512	2,824	13,764	9,795
Term certificates	4,369	4,535	17,140	15,630
Interest on short-term borrowings	478	277	1,141	1,439
Interest on long-term debt and subordinated debt	2,310	2,642	9,507	9,448
Total interest expense	11,228	10,538	43,168	37,184
Net interest income	9,939	9,276	37,156	36,542
Provision for loan losses	350	325	800	1,000
Net interest income, after provision for loan losses	9,589	8,951	36,356	35,542

Non-interest income:
Service charges on deposits	676	586	2,583	2,314
Loan servicing fees	62	75	259	264
Gain on sales of loans	35	35	221	331
Net gain on sales of securities	381	47	365	47
Change in fair value of derivative financial instruments	—	—	—	225
Loss on limited partnership investments	(81)	(46)	(81)	(44)
Net increase in cash surrender value of bank-owned life insurance	337	183	971	742
Other operating income	407	394	1,462	1,133
Total non-interest income	1,817	1,274	5,780	5,012

Non-interest expenses:
Salaries and employee benefits	6,363	5,368	22,335	21,159
Occupancy	1,197	1,135	4,504	4,432
Equipment	726	618	2,817	2,500
Other operating expense	1,891	2,175	7,311	7,492
Total non-interest expenses	10,177	9,296	36,967	35,583
Income before provision for income taxes	1,229	929	5,169	4,971
Provision for income taxes	80	63	815	734
Net income	$1,149	$866	$4,354	$4,237

NET INTEREST INCOME ANALYSIS

(Unaudited)

	Years Ended December 31,
	2007				2006
			Interest	Average			Interest	Average
	Average		Earned/	Yield/	Average		Earned/	Yield/
	Balance		Paid	Rate	Balance		Paid	Rate
	(Dollars in thousands)
Interest-earning assets:
Interest-earning cash equivalents	$10,072		$506	5.02%	$17,502		$828	4.73%
Debt securities: (1)
U.S. Government	2,341		109	4.66	2,604		102	3.92
Gov’t Sponsored Enterprises	201,700		9,203	4.56	242,093		7,987	3.30
Mortgage-backed	97,324		5,200	5.34	27,484		1,236	4.50
Municipal bonds	14,584		588	4.03	3,234		121	3.74
Other	359		20	5.57	361		19	5.26
Equity securities	10,536		752	7.14	11,058		697	6.30
Real estate mortgages (2)	553,920		39,299	7.09	576,649		40,679	7.05
C&I loans (2)	263,667		21,750	8.25	254,634		19,821	7.78
IRB’s (2)	43,106		2,117	4.91	32,514		1,541	4.74
Consumer loans (2)	9,876		780	7.90	9,353		695	7.43
Total interest-earning assets	1,207,485		80,324	6.65	1,177,486		73,726	6.26
Allowance for loan losses	(9,840)				(10,320)
Total earning assets less allowance for loan losses	1,197,645				1,167,166
Non-interest-earning assets	80,898				73,663
Total assets	$1,278,543				$1,240,829

Interest-bearing liabilities:
Deposits:
Savings and NOW accounts	$165,386		1,616	0.98	$174,372		872	0.50
Money market accounts	335,448		13,764	4.10	279,208		9,795	3.51
Term certificates (3)	352,319		17,140	4.86	363,853		15,630	4.30
Total deposits	853,153		32,520	3.81	817,433		26,297	3.22
Borrowed funds:
Short-term borrowings	43,655		1,141	2.61	53,875		1,439	2.67
Long-term debt	148,265		6,914	4.66	158,634		7,151	4.51
Subordinated debt	29,965		2,593	8.65	26,251		2,297	8.75
Total Interest-bearing liabilities	1,075,038		43,168	4.02	1,056,193		37,184	3.52
Non-interest-bearing deposits	126,965				113,925
Other non-interest bearing liabilities	9,543				9,267
Total non-interest-bearing liabilities	136,508				123,192
Total liabilities	1,211,546				1,179,385
Retained earnings	66,997				61,444
Total liabilities and retained earnings	$1,278,543				$1,240,829

Net interest income			$37,156				$36,542
Net interest rate spread (4)				2.63%				2.74%
Net interest-earning assets (5)	$132,447				$121,293
Net interest margin (6)				3.08%				3.10%
Ratio of interest-earning assets to total interest-bearing liabilities	1.12	x			1.11	x

(1)	Average balances are presented at average amortized cost.
(2)	Average loans include non-accrual loans and are net of average deferred loan fees/costs.
(3)	Term certificates include brokered and non-brokered CDs.
(4)	Net interest rate spread represents the difference between the yield on interest earning assets and the cost of interest-bearing liabilities at the period indicated.
(5)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(6)	Net interest margin represents net interest income divided by average total interest-earning assets.

NET INTEREST INCOME ANALYSIS

(Unaudited)

	Three Months Ended
	December 31, 2007				September 30, 2007
			Interest	Average			Interest	Average
	Average		Earned/	Yield/	Average		Earned/	Yield/
	Balance		Paid	Rate (1)	Balance		Paid	Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning cash equivalents	$12,759		$129	4.01%	$9,869		$119	4.80%
Debt securities: (2)
U.S. Government	2,000		23	4.56	2,005		24	4.67
Gov’t Sponsored Enterprises	193,996		2,493	5.10	203,492		2,423	4.72
Mortgage-backed	148,108		1,981	5.31	106,548		1,431	5.33
Municipal bonds	18,452		188	4.04	18,246		185	4.03
Other	328		5	6.05	328		4	5.11
Equity securities	10,664		220	8.18	10,495		171	6.46
Real estate mortgages (3)	558,463		9,663	6.86	554,118		9,889	7.08
C&I loans (3)	276,532		5,699	8.18	258,510		5,434	8.34
IRB’s (3)	45,811		571	4.95	44,310		549	4.92
Consumer loans (3)	9,595		195	8.06	9,571		192	7.95
Total interest-earning assets	1,276,708		21,167	6.58	1,217,492		20,421	6.65
Allowance for loan losses	(8,928)				(9,680)
Total earning assets less allowance for loan losses	1,267,780				1,207,812
Non-interest-earning assets	88,144				82,350
Total assets	$1,355,924				$1,290,162

Interest-bearing liabilities:
Deposits:
Savings and NOW accounts	$171,910		559	1.29	$166,948		452	1.07
Money market accounts	353,150		3,512	3.95	349,224		3,642	4.14
Term certificates (4)	360,763		4,369	4.80	348,146		4,273	4.87
Total deposits	885,823		8,440	3.78	864,318		8,367	3.84
Borrowed funds:
Short-term borrowings	55,251		478	3.43	45,089		244	2.15
Long-term debt	146,390		1,703	4.62	149,110		1,782	4.74
Subordinated debt	29,965		607	8.04	29,965		662	8.76
Total Interest-bearing liabilities	1,117,429		11,228	3.99	1,088,482		11,055	4.03
Non-interest-bearing deposits	156,506				125,433
Other non-interest bearing liabilities	10,589				9,122
Total non-interest-bearing liabilities	167,095				134,555
Total liabilities	1,284,524				1,223,037
Retained earnings	71,399				67,125
Total liabilities and retained earnings	$1,355,923				$1,290,162

Net interest income			$9,939				$9,366
Net interest rate spread (5)				2.59%				2.62%
Net interest-earning assets (6)	$159,279				$129,010
Net interest margin (7)				3.09%				3.05%
Ratio of interest-earning assets to total interest-bearing liabilities	1.14	x			1.12	x

(1)          Yields are annualized.

(2)          Average balances are presented at average amortized cost.

(3)          Average loans include non-accrual loans and are net of average deferred loan fees/costs.

(4)          Term certificates include brokered and non-brokered CDs.

(5)          Net interest rate spread represents the difference between the yield on interest earning assets and the cost of interest-bearing liabilities at the period indicated.

(6)          Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(7)          Net interest margin represents net interest income divided by average total interest-earning assets.

NET INTEREST INCOME ANALYSIS

(Unaudited)

	Three Months Ended
	December 31, 2007				December 31, 2006
			Interest	Average			Interest	Average
	Average		Earned/	Yield/	Average		Earned/	Yield/
	Balance		Paid	Rate (1)	Balance		Paid	Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning cash equivalents	$12,759		$129	4.01%	$12,966		$159	4.87%
Debt securities: (2)
U.S. Government	2,000		23	4.56	2,243		26	4.60
Gov’t Sponsored Enterprises	193,996		2,493	5.10	236,639		2,181	3.66
Mortgage-backed	148,108		1,981	5.31	40,844		505	4.91
Municipal bonds	18,452		188	4.04	5,054		49	3.85
Other	328		5	6.05	360		3	3.30
Equity securities	10,664		220	8.18	11,221		242	8.56
Real estate mortgages (3)	558,463		9,663	6.86	576,420		10,433	7.18
C&I loans (3)	276,532		5,699	8.18	269,969		5,565	8.18
IRB’s (3)	45,811		571	4.95	37,457		456	4.83
Consumer loans (3)	9,595		195	8.06	10,388		195	7.45
Total interest-earning assets	1,276,708		21,167	6.58	1,203,561		19,814	6.53
Allowance for loan losses	(8,928)				(10,508)
Total earning assets less allowance for loan losses	1,267,780				1,193,053
Non-interest-earning assets	88,144				76,845
Total assets	$1,355,924				$1,269,898

Interest-bearing liabilities:
Deposits:
Savings and NOW accounts	$171,910		559	1.29	$161,085		260	0.64
Money market accounts	353,150		3,512	3.95	286,591		2,824	3.91
Term certificates (4)	360,763		4,369	4.80	384,047		4,535	4.68
Total deposits	885,823		8,440	3.78	831,723		7,619	3.63
Borrowed funds:
Short-term borrowings	55,251		478	3.43	45,006		277	2.44
Long-term debt	146,390		1,703	4.62	171,735		1,989	4.59
Subordinated debt	29,965		607	8.04	29,965		653	8.65
Total Interest-bearing liabilities	1,117,429		11,228	3.99	1,078,429		10,538	3.88
Non-interest-bearing deposits	156,506				116,192
Other non-interest bearing liabilities	10,589				10,921
Total non-interest-bearing liabilities	167,095				127,113
Total liabilities	1,284,524				1,205,542
Retained earnings	71,399				64,356
Total liabilities and retained earnings	$1,355,923				$1,269,898

Net interest income			$9,939				$9,276
Net interest rate spread (5)				2.59%				2.65%
Net interest-earning assets (6)	$159,279				$125,132
Net interest margin (7)				3.09%				3.06%
Ratio of interest-earning assets to total interest-bearing liabilities	1.14	x			1.12	x

(1)          Yields are annualized.

(2)          Average balances are presented at average amortized cost.

(3)          Average loans include non-accrual loans and are net of average deferred loan fees/costs.

(4)          Term certificates include brokered and non-brokered CDs.

(5)          Net interest rate spread represents the difference between the yield on interest earning assets and the cost of interest-bearing liabilities at the period indicated.

(6)          Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(7)          Net interest margin represents net interest income divided by average total interest-earning assets.

SELECTED FINANCIAL RATIOS AND OTHER DATA

(Unaudited)

At or For the Years Ended	At or For the Three Months Ended
December 31,	December 31,	September 30,	December 31,
2007	2006	2007	2007	2006

Performance Ratios:
Return on assets (ratio of income to average total assets) (1)	0.34%	0.34%	0.34%	0.41%	0.27%
Return on equity (ratio of income to average equity) (1)	6.50%	6.90%	6.38%	7.90%	5.34%
Net interest rate spread (1) (2)	2.63%	2.74%	2.59%	2.62%	2.65%
Net interest margin (1) (3)	3.08%	3.10%	3.09%	3.05%	3.06%
Efficiency Ratio (4)	85.82%	85.31%	86.31%	82.90%	87.80%
Non-interest expenses to average total assets (1)	2.89%	2.87%	2.98%	2.76%	2.90%
Average interest -earning assets to interest bearing liabilities	1.12	x	1.11	x	1.14	x	1.12	x	1.12	x

Asset Quality Ratios:
Non-performing assets to total assets	0.55%	0.46%	0.55%	0.31%	0.46%
Non-performing loans to total loans	0.48%	0.65%	0.48%	0.15%	0.65%
Allowance for loan losses to non-performing loans	207.34%	181.02%	207.34%	692.51%	181.02%
Allowance for loan losses to total loans	1.00%	1.18%	1.00%	1.01%	1.18%

Capital Ratios:
Risk-based capital (to risk-weighted assets)	10.99%	11.09%	10.49%	11.49%	11.09%
Tier 1 risk-based capital (to risk-weighted assets)	9.57%	9.19%	9.57%	10.01%	9.19%
Tier 1 leverage capital (to average assets)	6.94%	6.87%	6.94%	7.25%	6.87%
Retained earnings to total assets	5.07%	5.15%	5.07%	5.28%	5.15%
Average retained earnings to average assets	5.24%	4.95%	5.24%	5.20%	4.95%

(1)          Ratios for the three months ended December 31, and September 30, 2007 and December 31, 2006 are annualized.

(2)          The net interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.

(3)          The net interest margin represents net interest income as a percent of average interest-earning assets for the period.

(4)          The efficiency ratio represents non-interest expense for the period minus expenses related to the amortization of intangible assets divided by the sum of net interest income (before the loan loss provision) plus non-interest income.